UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2007

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Insmed Incorporated (the “Company”) entered into change of control agreements with Geoffrey Allan, the Company’s President and Chief Executive Officer, Ronald Gunn, the Company’s Chief Operating Officer, Kevin Tully, the Company’s Chief Financial Officer, and Doug Farrar, the Company’s Vice President, Manufacturing, on March 14, 2007. These agreements provide Dr. Allan, Mr. Gunn, Mr. Tully and Mr. Farrar with additional benefits in the event that their employment with the Company is terminated following a change in control of the Company. The agreements provide that if, during the six months prior to or one-year period following a change in control, the Company or its successor terminates the executive’s employment other than for “cause” or the executive voluntarily terminates employment after the executive’s compensation or duties are changed in any material respect from what they were immediately prior to the change in control, the executive shall receive a lump-sum cash payment equal to the sum of the executive’s highest annual salary rate while an employee of the Company plus a prorated maximum potential bonus. Dr. Allan would be entitled to one and one half times the sum of his highest annual salary plus his pro rated maximum bonus potential. Also, under the agreements, all stock options then held by the executive will become fully exercisable and the restrictions imposed on any restricted stock held by the executive shall lapse at the time of the change in control. However all the stock options held by Dr. Allan and Mr. Gunn will become exercisable and remain exercisable until the earlier to occur of a) the end of the regular option term or b) five years from the date of the change in control. Finally, pursuant to the agreements, the Company shall continue to provide to the executive health, dental, life insurance, continuation of Directors’ and Officers’ insurance, and the other fringe benefits that the executive received prior to termination, for a period of eighteen months following the change in control.

The form of change of control agreements entered into between the Company and Dr. Allan, Mr. Gunn, Mr. Tully and Mr. Farrar were previously filed as Exhibit 10.19 (Dr. Allan), Exhibit 10.20 (Mr. Gunn) and Exhibit 10.21 (Mr. Tully and Mr. Farrar) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and are hereby incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On March 15, 2007, Insmed Incorporated issued a press release regarding its financial results for the three and twelve month periods ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

On March 16, 2007, Insmed Incorporated (the “Company”) issued a press release, in accordance with NASDAQ Marketplace Rule 4350 (b), informing the public that in the Company’s 10K filed for the year ended December 31, 2006 the Company’s independent registered public accounting firm issued a going concern audit opinion. The Company’s press release is attached hereto as Exhibit 99.2.

The information contained herein, including the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release, dated March 15 2007

99.2 Press Release, dated March 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: March 16, 2007

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.,
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 15 2007

99.2	Press Release, dated March 16, 2007